                                                                   EXHIBIT 10.6

                                JT STORAGE, INC.

                   CONSULTING AGREEMENT FOR ROGER W. JOHNSON

         THIS AGREEMENT is made by JT STORAGE, INC., its successors and its subsidiaries worldwide ("JTS"), and Roger W. Johnson, an individual residing at Number 2 Rocklege Road, Laguna Beach, CA 92651 ("Consultant"), effective April 1, 1996 (the "Effective Date"), for the purpose of setting forth the exclusive terms and conditions under which Consultant will provide services on a temporary basis to JTS.

         In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Consultant for his services, the parties agree to the following:

         1. WORK AND PAYMENT. Attached to this Agreement as Exhibit A hereto is a statement of the work to be performed by Consultant, Consultant's rate of payment for such work, expenses to be paid in connection with such work, the maximum price JTS shall be obligated to pay under this Agreement and such other terms and conditions as shall be deemed appropriate or necessary for the performance of the work.

         JTS is not obligated to issue any additional orders for work by Consultant under this Agreement.

         2. NONDISCLOSURE AND TRADE SECRETS. During the term of this Agreement and in the course of Consultant's performance hereunder, Consultant may receive and otherwise be exposed to confidential and proprietary information relating to JTS' business practices, strategies and technologies. Such confidential and proprietary information may include but not be limited to confidential and proprietary information supplied to Consultant with the legend "JTS Confidential and Proprietary," or equivalent, JTS' marketing and customer support strategies, JTS' financial information, including sales, costs, profits and pricing methods, JTS' internal organization, employee information and customer lists, JTS' technology, including discoveries, inventions, research and development efforts, processes, hardware/software design and maintenance tools, samples and/or media (and procedures and formulations for producing any such samples and/or media), formulas, methods, product know-how and show-how, and all derivatives, improvements and enhancements to any of the above which are created or developed by Consultant under this Agreement and information of third parties as to which JTS has an obligation of confidentiality (collectively referred to as "Information").

         Consultant acknowledges the confidential and secret character of the Information and agrees that the Information is the sole, exclusive and extremely valuable property of JTS. Accordingly, Consultant agrees not to reproduce any of the Information without the applicable prior written consent of JTS, not to use the Information except in the performance of this Agreement, and not to disclose all or any part of the Information in any form to any third party, either during or after the term of this Agreement. Upon termination of this Agreement and the request of JTS, Consultant agrees to cease using and to return to JTS all whole and partial copies and derivatives of the Information, whether in Consultant's possession or under Consultant's direct or indirect control.

                                       1.

         Consultant shall not disclose or otherwise make available to JTS in any manner any confidential information of Consultant or received by Consultant from third parties.

         Consultant agrees not to export, directly or indirectly, any U.S. source technical data acquired from JTS or any products utilizing such data to any countries outside the United States which export may be in violation of the United States Export Laws or Regulations. Nothing in this section releases Consultant from any obligation stated elsewhere in this Agreement not to disclose such data.

         This Section 2 shall survive the termination of this Agreement for any reason, including expiration of term.

         3. OWNERSHIP OF WORK PRODUCT. Consultant shall specifically describe and identify in Exhibit A to this Agreement all technology (a) which Consultant intends to use in performing under this Agreement, (b) which is either owned solely by Consultant or licensed to Consultant with a right to sublicense, and (c) which is in existence in the form of a writing or working prototype prior to the effective date of this Agreement ("Background Technology").

         Consultant agrees that any and all ideas, improvements, inventions and works of authorship conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be the sole and exclusive property of JTS and hereby assigns to JTS all its right, title and interest in and to any and all such ideas, improvements, inventions and works of authorship.

         Consultant further agrees that except for Consultant's rights in Background Technology, JTS is and shall be vested with all rights, title and interests including patent, copyright, trade secret and trademark rights in all of Consultant's work product under this Agreement. Consultant hereby grants to JTS a non-exclusive, royalty free and worldwide right to use and sublicense the use of Background Technology for the purpose of developing and marketing JTS products, but not for the purpose of marketing Background Technology separate from JTS products.

         Consultant shall execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise shall assist JTS as reasonably required to perfect in JTS the rights, title and other interests in Consultant's work product expressly granted to JTS under this Agreement. Costs related to such assistance, if required, shall be paid by JTS.

         This Section 3 shall survive the termination of this Agreement for any reason, including expiration of term.

         4. TERMINATION. Either JTS or Consultant may terminate this Agreement in the event of a material breach of the Agreement which is not cured within thirty (30) days of written notice to the other party of such breach. Material breaches include but are not limited to the filing of bankruptcy papers or other similar arrangements due to insolvency, the assignment of Consultant's obligations to perform to third parties and Consultant's acceptance of employment or consulting arrangements with third parties which are or may be detrimental to JTS' business


                                       2.

interests. Unless earlier terminated as described above, this Agreement shall terminate two (2) years following the Effective Date.

         5. COMPLIANCE WITH APPLICABLE LAWS. Consultant warrants and covenants that all material supplied and work performed under this Agreement complies with or will comply with all applicable United States and foreign laws and regulations.

         6. INDEPENDENT CONTRACTOR. Consultant is an independent contractor, is not an agent or employee of JTS and is not authorized to act on behalf of JTS. Consultant will not be eligible for any employee benefits, nor will JTS make deductions from any amounts payable to Consultant for taxes. Taxes shall be the sole responsibility of Consultant.

         7. LEGAL AND EQUITABLE REMEDIES. Consultant hereby acknowledges and agrees that in the event of any breach of this Agreement by Consultant, including, without limitation, the actual or threatened disclosure of Information without the prior express written consent of JTS, JTS will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Consultant hereby agrees that JTS shall be entitled to specific performance of Consultant's obligations under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

         8. GENERAL. The parties' rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns. This Agreement and its Exhibits attached hereto and hereby incorporated herein constitute the parties' final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter. This Agreement may not be waived, modified, amended or assigned unless mutually agreed upon in writing by both parties. In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of the Agreement. This Agreement shall be governed by the laws of the State of California, excluding its conflicts of laws principles. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, facsimile transmission or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.


                                       3.

         IN WITNESS WHEREOF,the parties hereto have executed this Agreement as of the date first set forth above.


JT STORAGE, INC.                        CONSULTANT

By: W. Virginia Walker                  By: Roger W. Johnson
    -----------------------------           ---------------------------------

/s/ W. Virginia Walker                  /s/ Roger W. Johnson
- ---------------------------------       -------------------------------------
W. Virginia Walker                      Roger W. Johnson

_________________________________       _____________________________________
Executive Vice President,               [Social Security Number]
Finance and Administration, Chief
Financial Officer and Secretary



                                       4.

                                   EXHIBIT A


WORK TO BE PERFORMED:

Roger W. Johnson shall be reasonably available to JTS during the term of this Agreement to consult and confer with JTS in connection with strategic business planning, industry conditions, business relationships and other such areas as may be reasonably requested by JTS.

RATE OF PAYMENT:

$2,000 per month

METHOD OF PAYMENT:

A method consistent with JTS' then-current payment policies.

EXPENSES TO BE PAID:

Such expenses as are approved in writing by JTS consistent with its then-current expense reimbursement policies and for which appropriate documentation is furnished.

MAXIMUM AMOUNT JTS IS REQUIRED TO PAY:

$48,000

JTS FACILITIES WHERE WORK IS TO BE PERFORMED:

                 JT Storage, Inc.
                 166 Baypointe Parkway
                 San Jose, CA  95134

                 Moduler Electronics (India) Pvt. Ltd.
                 Madras, India

BACKGROUND TECHNOLOGY:





                                       5.